                                                                     EXHIBIT 4.2



                            FORM OF VOTING AGREEMENT


        THIS VOTING AGREEMENT is entered into as of November 2, 1997 by and between ARRIS PHARMACEUTICAL CORPORATION, a Delaware corporation ("Parent"), and ______________________________ ("Shareholder").

                                    RECITALS

        A. Parent, BEAGLE ACQUISITION SUB, INC., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and SEQUANA THERAPEUTICS, INC., a California corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as amended from time to time, the "Reorganization Agreement"; capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Reorganization Agreement), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

        B. As of the date hereof, Shareholder owns, of record and beneficially, the number of shares of Company Common Stock set forth below Shareholder's name on the signature page hereof (all such shares, together with any shares of Company Capital Stock that may hereafter be acquired by Shareholder, being referred to herein as the "Subject Shares").

        C. As a condition to the willingness of Parent and Merger Sub to enter into the Reorganization Agreement, Parent and Merger Sub have required that Shareholder agree, and in order to induce Parent and Merger Sub to enter into the Reorganization Agreement Shareholder has agreed, to enter into this Voting Agreement.


                                    AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1.     TRANSFER OF SUBJECT SHARES

        1.1    NO DISPOSITION OR ENCUMBRANCE OF SUBJECT SHARES.

               (a) Except as provided in Section 1.1(b) below, Shareholder hereby covenants and agrees that, prior to the Expiration Date (as defined in Section 1.1(c) below), Shareholder will not, directly or indirectly, sell, distribute, contract to sell, grant any option to purchase or otherwise dispose of or transfer ("Transfer") any Subject Shares to any Person other than Parent or Parent's designee.

               (b) Shareholder may Transfer any or all Subject Shares, if, prior to consummation of such Transfer, the transferee (i) agrees to be bound by all of the obligations of the Shareholder under this Agreement, and (ii) signs a counterpart copy of this Agreement and the irrevocable proxy attached hereto and delivers such Agreement and proxy to Parent.

               (c) As used in this Voting Agreement, the term "Expiration Date' shall mean the earlier of the date upon which the Reorganization Agreement is validly terminated or the date upon which the Merger becomes effective.

        1.2 TRANSFER OF VOTING RIGHTS. Shareholder covenants and agrees that, prior to the Expiration Date, Shareholder will not deposit any Subject Shares into a voting trust or grant a proxy (except the attached irrevocable proxy) or enter into a voting agreement with respect to any Subject Shares.

SECTION 2.     VOTING OF SUBJECT SHARES

        2.1 VOTING AGREEMENT. Shareholder hereby agrees that, prior to the Expiration Date, at any meeting of the shareholders of the Company, however called, and in any written action by consent of shareholders of the Company, Shareholder shall vote the Subject Shares in favor of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the approval of the terms thereof and each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof. Shareholder shall not enter into any agreement or understanding with any Person prior to the Expiration Date to vote or give instructions in any manner inconsistent with the preceding sentence.

        2.2    PROXY; FURTHER ASSURANCES.

               (a) Contemporaneously with the execution of this Voting Agreement, Shareholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the Subject Shares (the "Proxy").

               (b) Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Merger Sub and Parent the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 3.     WAIVER OF APPRAISAL RIGHTS.

        Shareholder hereby waives any rights of appraisal and any rights to dissent from the Merger that Shareholder may have.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

        Shareholder hereby represents and warrants to Parent as follows:

        4.1 DUE ORGANIZATION, AUTHORIZATION, ETC. Shareholder (if it is a corporation, partnership or other legal entity) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Shareholder has all requisite power (corporate or otherwise) to execute and deliver this Voting Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Voting Agreement, the execution and delivery of the Proxy and the consummation of the other transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of Shareholder. This Voting Agreement has been duly executed and delivered by or on behalf of Shareholder and, assuming its due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights from time to time in effect and subject to general equity principles and to limitations on the availability of equitable relief.

        4.2    NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Voting Agreement by Shareholder do not, and the performance of this Voting Agreement by Shareholder will not: (i) conflict with or violate the Certificate of Incorporation by Bylaws or other similar organizational documents of Shareholder (if Shareholder is a corporation, partnership or other legal entity); (ii) conflict with or violate any Legal Requirement, order, decree or judgment applicable to Shareholder or by which it or any of its properties is bound or affected; or
(iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on the Subject Shares, pursuant to, any indenture or other loan document provisions or other Contract, license, franchise, permit or other instrument or obligation to which such Shareholder is a party or by which Shareholder or any of its properties is bound or affected.

               (b) The execution and delivery of this Voting Agreement by Shareholder do not, and the performance of this Voting Agreement by Shareholder will not, require any Consent of any Person.

        4.3 TITLE TO SUBJECT SHARES. Shareholder owns of record and beneficially the Subject Shares set forth under Shareholder's name on the signature page hereof and does not directly or indirectly own, either beneficially or of record, any shares of Company Capital Stock, or rights to acquire any shares of Company Capital Stock, other than the Subject Shares set forth below Shareholder's name on the signature page hereof.

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent hereby represents and warrants to Shareholder as follows:

        5.1 DUE AUTHORIZATION. Parent has all requisite power and authority to perform its obligations under this Voting Agreement, and the execution, delivery and performance by Parent of this Voting Agreement have been duly authorized by all necessary action on the part of Parent and its board of directors. This Voting Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        5.2    NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Voting Agreement by Parent do not, and the performance of this Voting Agreement by Parent will not: (i) conflict with or violate any order, decree or judgment applicable to Parent or by which it or any of its properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under any Contract to which Parent is a party or by which Parent is bound or affected.

               (b) The execution and delivery of this Voting Agreement by Parent do not, and the performance of the Voting Agreement by Parent will not, require any Consent of any Person.

        5.3 ACCURACY OF REPRESENTATIONS. The representations and warranties of parent contained in this Voting Agreement are accurate in all material respects as of the date of this Voting Agreement, will be accurate in all material respects at all times through the Expiration Date and will be accurate in all material respects as of the date of consummation of the Merger as if made on that date.

SECTION 6.     COVENANTS OF SHAREHOLDER

        6.1    [Intentionally Blank]

        6.2    LEGENDS.

               (a) Shareholder shall instruct the Company to cause each certificate of Shareholder evidencing the Subject Shares to bear a legend in the following form:

               THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT DATED AS OF NOVEMBER 2, 1997, AS IT MAY BE AMENDED, BETWEEN THE ISSUER AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

               (b) In the event that the Subject Shares shall cease to be subject to the restrictions on transfer set forth in this Voting Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Subject Shares without the legend required by Section 6.2(a).

SECTION 7.     MISCELLANEOUS

        7.1 TERMINATION OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by Shareholder in this Voting Agreement shall terminate at the Expiration Date.

        7.2 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

        7.3 NOTICES. All notices or other communications under this Voting Agreement shall be in writing and shall be given by delivery in person, by facsimile, cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or such other address for a party as shall be specified in a notice given in accordance with this Section 7.3) and shall be deemed to have been given one business day after transmission by facsimile, cable, telegram, telex of other standard form of telecommunications or four days after deposit in the U.S. mail:

        If to Shareholder, at the address or facsimile number of Shareholder set forth on the signature page hereto.

        If to Parent or Merger Sub:     Arris Pharmaceutical Corporation
                                        180 Kimball Way
                                        South San Francisco, California 94080
                                        Telephone: (415) 829-1000
                                        Facsimile: (415) 829-1069
                                        Attention: Mr. Frederick Ruegsegger

                                        With a copy to:

                                        Cooley Godward LLP
                                        5 Palo Alto Square
                                        3000 El Camino Real
                                        Palo Alto, California 94306
                                        Telephone: (650) 843-5000
                                        Facsimile: (650) 857-0663
                                        Attention: Michael R. Jacobson, Esq.

        7.4 SEVERABILITY. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        7.5 ENTIRE AGREEMENT. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

        7.6 ASSIGNMENT, BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent or Merger Sub may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

        7.7 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof in any California Court, this being in addition to any other remedy to which they are entitled at law or in equity.

        7.8 GOVERNING LAW. This Voting Agreement shall be governed in all respects by the laws of the State of California, as applied to contracts entered into and to be performed entirely within the State of California.

        7.9 HEADINGS. Headings of the Sections of this Voting Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        7.10 COUNTERPARTS. This Voting Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        IN WITNESS WHEREOF, Parent and Shareholder have caused this Voting Agreement to be executed as of the date first written above.


                                       ARRIS PHARMACEUTICAL CORPORATION


                                       By: _____________________________________
                                       Name:
                                       Title:






                                       Name: ___________________________________

                                             Address:


                                             Number of Shares of Company
                                             Common Stock: _____________________

                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY

                                IRREVOCABLE PROXY


        The undersigned shareholder of Sequana Therapeutics, Inc., a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes John P. Walker, Daniel H. Petree, Frederick J. Ruegsegger and Arris Pharmaceutical Corporation, a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to vote the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable with respect thereof on or after the date hereof to the extent provided in the third paragraph of this Irrevocable Proxy, until the earlier to occur of (i) the valid termination of the Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the "Reorganization Agreement"; capitalized terms used but not otherwise defined in this Proxy have the meanings assigned to such terms in the Reorganization Agreement), among Parent, Beagle Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of Parent, and the Company, or (ii) the Effective Time. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof (the "Voting Agreement"), between Parent and the undersigned, and is granted in consideration of Parent entering into the Reorganization Agreement.

        The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares subject hereto at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time, at any meeting of the shareholders of the Company, however called, or in any written action by consent of shareholders of the Company in favor of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the approval of the terms thereof and each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance of the Reorganization Agreement and the Voting Agreement.

        The undersigned shareholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This proxy is irrevocable.

Dated:  November 2, 1997



                                       _________________________________________
                                       Name:

                                       Number of Shares of Company
                                       Common Stock: ___________________________









                                       A-2